UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2023

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fifth Amended and Restated 2013 Equity Incentive Plan

On March 9, 2023, Beyond Air, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the Company’s Fifth Amended and Restated 2013 Equity Incentive Plan (the “Amended 2013 Plan”) to increase the number of shares of common stock reserved for issuance by an additional 3,000,000 shares. A summary of the Amended 2013 Plan is set forth on pages 19 to 23 in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2023 (the “Proxy Statement”), and such description is incorporated by reference herein. That summary and the above description of the Amended 2013 Plan do not purport to be complete and are qualified in their entirety by reference to the Amended 2013 Plan, which is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 9, 2023, the Company held the Annual Meeting. As of January 10, 2023, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 30,027,507 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. A total of 19,168,947 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1. At the Annual Meeting, the terms of seven (7) members of the Board expired. All of the seven (7) nominees for director were elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until such director’s prior death, resignation or removal. The result of the votes to elect the seven (7) directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Steven A. Lisi	9,812,481	154,889	9,201,577
Amir Avniel	9,860,234	107,136	9,201,577
Ron Bentsur	8,740,125	1,227,245	9,201,577
Robert F. Carey	9,863,837	103,533	9,201,577
Dr. William Forbes	9,640,401	326,969	9,201,577
Yoori Lee	8,932,484	1,034,886	9,201,577
Erick J. Lucera	7,398,486	2,568,884	9,201,577

Proposal 2. At the Annual Meeting, the stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. The result of the votes to ratify the appointment of Marcum LLP was as follows:

For	Against	Abstain
18,848,357	26,221	294,369

Proposal 3. At the Annual Meeting, the Company’s stockholders approved the Amended 2013 Plan to increase the number of shares reserved for issuance by 3,000,000. The result of the votes to approve the Amended 2013 Plan was as follows:

For	Against	Abstain	Broker Non-Votes
7,970,730	1,955,046	41,594	9,201,577

Proposal 4. At the Annual Meeting, the Company’s stockholders provided an advisory (non-binding) vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The result of the advisory (non-binding) vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers was as follows:

One Year	Two Years	Three Years	Abstain
3,146,105	6,725,908	71,639	23,718

Based on the results of the vote, and consistent with the recommendation of the Board, the Board has determined to hold an advisory vote on executive compensation every two years until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 5. At the Annual Meeting, the Company’s stockholders provided an advisory (non-binding) vote of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The result of the vote to approve on an advisory (non-binding) basis the compensation of the Company’s named executive officers as disclosed in the Proxy Statement was as follows:

For	Against	Abstain	Broker Non-Votes
9,014,273	893,655	59,442	9,201,577

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Beyond Air, Inc. Fifth Amended and Restated 2013 Equity Incentive Plan (incorporated by reference from Appendix A to the Proxy Statement for Beyond Air, Inc.’s 2023 Annual Meeting of Stockholders, filed with the SEC on January 27, 2023).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: March 13, 2023	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title:	Chief Executive Officer